U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: October 4, 1999



                              INTERGOLD CORPORATION
        (Exact name of small business issuer as specified in its charter)

                                     NEVADA
              (State or other Jurisdiction as Specified in Charter



        00-25455                                         88-0365453
(Commision file number)                     (I.R.S. Employer Identification No.)



                    5000 Birch Street, West Tower, Suite 4000
                         Newport Beach, California 92660
                    (Address of Principal Executive Offices)

                                 (949) 476-3611
                           (Issuer's telephone number)

Item 5. Other Events

     On September 27, 1999, Intergold Corporation (the "Company") and Geneva Resources, Inc., a Nevada corporation ("Geneva") initiated legal proceedings against AuRIC Metallurgical Laboratories, LLC, a Utah limited liability corporation ("AuRIC"), and Dames & Moore, a Delaware corporation ("Dames & Moore"), by filing its complaint in the District Court of the Third Judicial District for Salt Lake City, State of Utah.

     The Company and AuRIC had previously entered into an Agreement for Services dated March 18, 1999 (the "Agreement for Services") whereby AuRIC agreed to perform certain services, including the development of proprietary technology and know-how relating to fire and chemical assay analysis techniques and metallurgical ore extraction procedures developed specifically for the Company's Blackhawk Property. Geneva and AuRIC also entered into a Technology License Agreement dated March 17, 1999 (the "License Agreement") whereby AuRIC agreed to supply the proprietary technology to Geneva and grant to Geneva a license to use such technology on claims located in Lincoln, Camus, Blaine, and Gooding Counties (the "territory"), and AuRIC also granted Geneva the right to sub-license the proprietary technology to the Company for use on the Company's Blackhawk Property. Dames & Moore subsequently verified the fire and chemical assay techniques and procedures developed by AuRIC and their repeatability. The Company subsequently entered into multiple work orders with Dames & Moore relating to a variety of services, such as professional and independent project management, project cost control, geological mapping and studies, permitting and land use, chain of custody drill sample collection, environmental assessment reports, survey mapping, petrographic studies, data management and data entry, chain of custody assay database, geographic information systems, development geology, project control, scheduling, geology support, chain of custody protocols, laboratory evaluations, public involvement, and field mobilizations..

     The Company and Geneva initiated legal proceedings against AuRIC for (i) multiple breaches of contract relating to the Agreement for Services and the License Agreement, respectively, including, but not limited to, establishment and facilitation of the proprietary technology and fire assay procedures developed by AuRIC at an independent assay lab and failure to deliver the proprietary technology and procedures to the Company, Geneva, and Dames & Moore,
(ii) breach of the implied covenant of good faith and fair dealing; (iii) negligent misrepresentation, (iv) specific performance, (v) non-disclosure injunction, (vi) failure by AuRIC to repay advances, (vii) quantum meruit/unjust enrichment. The Company also named Dames & Moore in the legal proceeding in a declaratory relief case of action.

     The Company is reviewing further legal remedies against AuRIC and Dames & Moore and intends to aggressively pursue any and all such actions.

Item 7. Exhibits.

     99.6 Press Release dated October 1, 1999




                                   SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                              INTERGOLD CORPORATION


                                              By: /s/ Gary Powers
                                              -------------------
                                              Gary Powers, President


                                              By: /s/ Grant Atkins
                                              --------------------
                                              Grant Atkins, Secretary